UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Virage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On July 11, 2003, Virage, Inc. (“Virage”) filed the attached Current Report on Form 8-K (“Form 8-K”) with the Securities and Exchange Commission. The following exhibits were filed with the Form 8-K and are incorporated by reference herein:

Exhibit 2.1	Agreement and Plan Merger by and among Autonomy Corporation plc, Violet Merger Sub, Inc. and Virage, Inc., dated as of July 9, 2003

Exhibit 99.1	Press Release dated July 10, 2003

Exhibit 99.2	Form of Voting Agreement between Autonomy Corporation plc and certain affiliates of Virage, Inc. dated as of July 9, 2003

In connection with its proposed merger transaction with Autonomy Corporation plc, Virage will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF VIRAGE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Virage’s investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Virage, Inc., 411 Borel Avenue, suite 100S, San Mateo, CA 94402 (Telephone: (650) 573-3210). In addition, documents filed with the SEC by Virage will be available free of charge at the SEC’s web site at http://www.sec.gov. Virage and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Virage in connection with the transaction. Information about such individuals is set forth in Virage’s proxy statement filed with the SEC on July 26, 2002 relating to its 2002 annual meeting of stockholders, available free of charge from the SEC and Virage as indicated above, and their interests in the solicitation with respect to the transaction in particular will be more specifically set forth in the proxy statement concerning the transaction that will be filed by Virage with the SEC, which will be available free of charge from the SEC and Virage as indicated above.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

Virage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30903	38-3171505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Borel Avenue, 100 South San Mateo, California (Address of principal executive offices)		94402 (Zip Code)

(650) 573-3210 (Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 9, 2003, Virage, Inc., a Delaware corporation (“Virage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Autonomy”), and Violet Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Autonomy (“Merger Sub”), pursuant to which Merger Sub will merge with and into Virage, with Virage being the surviving corporation (the “Merger”). The Merger is conditioned upon, among other things, approval by holders of a majority of Virage common stock, and the receipt of certain third party consents. Stockholders representing approximately 40% of Virage’s outstanding shares have signed agreements to vote their shares in favor of the transaction at a special stockholders meeting to vote on the transaction. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Virage and Autonomy issued a joint press release dated July 10, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan Merger by and among Autonomy Corporation plc, Violet Merger Sub, Inc. and Virage, Inc., dated as of July 9, 2003

99.1	Press Release dated July 10, 2003

99.2	Form of Voting Agreement between Autonomy Corporation plc and certain affiliates of Virage, Inc. dated as of July 9, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virage, Inc.

Date: July 11, 2003	By:	/s/ Paul G. Lego
Paul G. Lego President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Agreement and Plan Merger by and among Autonomy Corporation plc, Violet Merger Sub, Inc. and Virage, Inc., dated as of July 9, 2003

99.1	Press Release dated July 10, 2003

99.2	Form of Voting Agreement between Autonomy Corporation plc and certain affiliates of Virage, Inc. dated as of July 9, 2003